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Exhibit 5.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Brookfield Properties Corporation of:

(1)    our report dated February 10, 2006 relating to the consolidated financial statements of Trizec Canada Inc. for the years ended December 31, 2005 and 2004, which appears in exhibit 99.2 of Trizec Canada Inc.'s Annual Report on Form 40-F for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on March 17, 2006, which is incorporated by reference in this Form F-10; and

(2)    our report dated February 10, 2006 relating to the supplemental note of Trizec Canada Inc. entitled "Reconciliation of Canadian and United States Generally Accepted Accounting Principles" and the "Comments by Auditors for United States Readers on Canada-United States Reporting Differences" dated February 10, 2006, which appear in exhibit 99.4 of Trizec Canada Inc.'s Annual Report on Form 40-F for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on March 17, 2006, which is incorporated by reference in this Form F-10.

/s/ PRICEWATERHOUSECOOPERS LLP

Chartered Accountants
Toronto, Canada
December 8, 2006

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CONSENT OF INDEPENDENT AUDITORS